UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FORUM ENERGY TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	61-1488595
(State of incorporation or organization)	(IRS Employer Identification No.)

920 Memorial City Way, Suite 800

Houston, Texas 77024

(281) 949-2500

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-176603

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The classes of securities to be registered hereby are the common stock, par value $0.01 per share (the “Common Stock”), of Forum Energy Technologies, Inc., a Delaware corporation (the “Registrant”).

A description of the Common Stock is set forth under the captions “Prospectus summary” and “Description of capital stock” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-176603) initially filed with the Securities and Exchange Commission on September 1, 2011. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.	Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.2 to Amendment No. 5 to the Company’s Registration Statement on Form S-1 filed on March 29, 2012)

2.	Form of Second Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.4 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 filed on December 29, 2011)

3.	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 filed on December 29, 2011)

4.	Amended and Restated Stockholders Agreement dated as of August 2, 2010 by and among the Company and certain of its stockholders, as amended (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 filed on September 1, 2011)

5.	Registration Rights Agreement dated as of August 2, 2010 by and among Forum Energy Technologies and the other parties thereto (included as Exhibit B to Exhibit 4)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Forum Energy Technologies, Inc.

By:	/s/ James L. McCulloch
Name:	James L. McCulloch
Title:	Senior Vice President, General Counsel and Secretary

Date: April 11, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

1.	Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.2 to Amendment No. 5 to the Company’s Registration Statement on Form S-1 filed on March 29, 2012)

2.	Form of Second Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.4 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 filed on December 29, 2011)

3.	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 filed on December 29, 2011)

4.	Amended and Restated Stockholders Agreement dated as of August 2, 2010 by and among the Company and certain of its stockholders, as amended (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 filed on September 1, 2011)

5.	Registration Rights Agreement dated as of August 2, 2010 by and among Forum Energy Technologies and the other parties thereto (included as Exhibit B to Exhibit 4)